      As filed with the Securities and Exchange Commission on July 27, 2001

                                                 Registration No. 333-__________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                TRICO BANCSHARES
         ---------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

               California                              94-2792841
            (State or Other                          (IRS Employer
            Jurisdiction of                          Identification
   Incorporation or Organization)                        Number)

                 63 Constitution Drive, Chico, California 95973
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                     TRICO BANCSHARES 2001 STOCK OPTION PLAN
      --------------------------------------------------------------------
                            (Full Title of the Plans)

               Tom Reddish                           COPIES TO:
             Trico Bancshares                 Herbert H. Davis III, Esq.
          63 Constitution Drive,            Rothgerber Johnson & Lyons LLP
          Chico, California 95973            1200 17th Street, Suite 3000
(Name and Address of Agent for Service)         Denver, Colorado 80202
              (530) 898-0300                        (303) 623-9000
     --------------------------------
  (Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of Securities to       Amount to be         Proposed Maximum       Proposed Maximum          Amount of
     be Registered            Registered         Offering Price Per     Aggregate Offering      Registration Fee
                                                       Share                  Price
     Common Stock              837,325               $17.96(1)            $15,038,357(1)          $3,759.59(1)
====================================================================================================================

         (1) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the following: options for 837,325 shares at a weighted average exercise price of $17.96 a share which represents the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market System on July 25, 2001.

                                                                   Page
                                                                   ----
PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT .... II-1
         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE ........ II-1
         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL ......... II-1
         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS ...... II-2
         ITEM 8.  EXHIBITS ....................................... II-4
         ITEM 9.  UNDERTAKINGS ................................... II-4

SIGNATURES ....................................................... II-6

EXHIBIT INDEX .................................................... II-8

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, all of which were previously filed by Trico Bancshares (the "Company") (File No. 0-26692) with the Commission pursuant to the Securities Exchange Act of 1934 ("Exchange Act"), are hereby incorporated by reference:

         (1) the Company's Annual Report on Form 10-K filed on March 14, 2001 for the year ended December 31, 2000;

         (2) the Company's Quarterly Report on Form 10-Q filed May 11, 2001 for the quarter ended March 31, 2001;

         (3) all other reports filed pursuant to Section 13(a) or 13(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above; and

         (4) the description of the common stock of the Company, no par value (the "Company Stock"), contained in the Company's Registration Statement on Form 8-A filed by the Company under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the Company Stock registered pursuant to this Form S-8 Registration Statement will be passed upon for the Company by the law firm of Rothgerber Johnson & Lyons LLP, One Tabor Center, Suite 3000, 1200 17th Street, Denver, Colorado 80202, which has served as special counsel to the Company in the preparation of the Form S-8 Registration

Statement. No member of Rothgerber Johnson & Lyons LLP has a substantial interest in the Company or are employed on a contingent basis by the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 317 of the California General Corporations Law (the "CGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors, officers, employees or other Agents of the corporation, who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an Agent of the corporation, against Expenses, judgements, fines, settlements and other amounts actually and reasonably incurred in connection with the Proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation (and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful). However, no indemnification may be made if the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, or for amounts paid or expenses incurred in defending or settling a pending action without court approval. To the extent an Agent of a corporation has been successful on the merits in defense of a Proceeding or claim, issue or matter therein, such Agent shall be indemnified against Expenses actually and reasonably incurred by the Agent in connection therewith. The terms Agent, Expenses and Proceedings are defined in Section 317(a) of the CGCL.

         Section 204 of the CGCL provides that a corporation's Articles of Incorporation may contain a provision eliminating or limiting a director's liability to the corporation for breach of fiduciary duty, provided this elimination or limitation of liability does not apply to a director's liability:

         (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

         (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of the director's good faith;

         (iii) for any transaction from which a director derived an improper personal benefit;

         (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders;

         (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders;

         (vi) for acts or omissions under Section 310 of the CGCL (concerning contracts or transactions between the corporation and a director) or

         (vii) for acts or omissions under Section 316 of the CGCL (concerning directors' liability for improper dividends, loans and guarantees).

         Sections 204 and 317 do not extend to acts or omissions of an officer in his capacity as an officer, notwithstanding the fact that he may also be a director or that his actions, if negligent or improper, have been ratified by the directors. Further, Sections 204 and 317 have no effect on claims arising under federal or state securities laws and do not affect the availability of injunctions or other equitable remedies available to the Company's shareholders for any violation of a director's fiduciary duty to the Company or its shareholders.

         Article Sixth of the Company's Articles of Incorporation states:

         "the liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. No amendment or repeal of this Article Sixth by the shareholders of this corporation shall adversely affect any right or protection of a director of this corporation existing at the time of such amendment or repeal."

         Article Seventh of the Company's Articles of Incorporation states:

         "This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with such agents, votes of the shareholders or disinterested directors or otherwise, or any combination of the foregoing, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject only to the limits set forth in Section 204 of the Corporations Code with respect to actions for breach of duty to the corporation and its shareholders. No amendment or repeal of this Article Seventh by the shareholders of this corporation shall adversely affect any right or protection of an agent of this corporation existing at the time of such amendment or repeal."

         In addition, the bylaws of the Company provide that, subject to the limitations of Section 137 and 204 of the CGCL, the Company shall indemnify the directors and officers of the level of vice president or above, of both the Company and Tri Counties Bank, its banking subsidiary, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Company. If the officer or director initiates a proceeding to enforce rights to indemnification, indemnification is available only if the proceeding was authorized by the board of directors of the Company. Further, the bylaws provide that any agent of the Company may be indemnified pursuant to a duly adopted resolution of the board of directors, agreement or otherwise, to the fullest extent permitted with respect to the indemnification of directors and officers of the Company of the level of vice president or above. The Company shall indemnify an agent against expenses actually and reasonably incurred by such agent, to the extent the agent has been successful on the merits in the defense of any proceeding arising by reason of his or her position as an agent of the Company.

ITEM 8. EXHIBITS

         The following exhibits are attached to this registration statement:

         Exhibit 4       Trico Bancshares 2001 Stock Option Plan
         Exhibit 5       Opinion of Rothgerber Johnson & Lyons LLP
         Exhibit 23.1    Consent of Arthur Andersen LLP
         Exhibit 23.2    Consent of Rothgerber Johnson & Lyons LLP (included in
                         Exhibit 5 hereto)
         Exhibit 24      Power of Attorney (included on signature page hereto)

ITEM 9. UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i) to include any prospectus required by Section
                  10(a)(3) or the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) FILING OF REGISTRATION STATEMENT ON FORM S-8

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder and the State of Colorado, on this 27th day of July, 2001.

                                     Trico Bancshares

                                     By:   /s/ Richard P. Smith
                                           --------------------------
                                           Richard P. Smith
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Richard P. Smith and Tom Reddish and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign this, and any amendments to this, Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any one of them, or their or his substitute or substitutes, may lawfully do or causes to be done by virtue hereof.


               SIGNATURE                                        TITLE                                 DATE
---------------------------------------- --------------------------------------------------- ----------------------
/s/ William J. Casey                     Chairman of the Board.                               July 27, 2001
---------------------------
William J. Casey

/s/ Richard P. Smith                     Director, Chief Executive Officer.                   July 27, 2001
---------------------------
Richard P. Smith

/s/ Craig S. Compton                     Director.                                            July 27, 2001
---------------------------
Craig S. Compton

/s/ Brian D. Leidig                      Director.                                            July 27, 2001
---------------------------
Brian D. Leidig

               SIGNATURE                                        TITLE                                 DATE
---------------------------------------- ---------------------------------------------------- ----------------------
/s/ Wendell J. Lundberg                  Director, Secretary of the Board of Directors.       July 27, 2001
---------------------------
Wendell J. Lundberg

/s/ Donald E. Murphy                     Director, Vice-Chairman of the Board of Directors.   July 27, 2001
---------------------------
Donald E. Murphy

/s/ Robert H. Steveson                   Director, Vice-Chairman of the Board of Directors.   July 27, 2001
---------------------------
Robert H. Steveson

/s/ Carroll R. Taresh                    Director.                                            July 27, 2001
---------------------
Carroll R. Taresh

/s/ Alex A. Vereschagin, Jr.             Director.                                            July 27, 2001
----------------------------
Alex A. Vereschagin, Jr.

                                  EXHIBIT INDEX


  EXHIBIT NO.                  DESCRIPTION
 -------------  -------------------------------------------------------
      4         Trico Bancshares 2001 Stock Option Plan
      5         Opinion of Rothgerber Johnson & Lyons LLP
    23.1        Consent of Arthur Andersen LLP
    23.2        Consent of Rothgerber Johnson & Lyons LLP (included in
                Exhibit 5 hereto)
     24         Power of Attorney (included on signature page hereto)